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SULLIVAN & CROMWELL

NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)                       125 Broad Street, New York 10004-2498
CABLE ADDRESS: LADYCOURT, NEW YORK                                     __________
FACSIMILE: (212) 558-3588 (125 Broad Street)
                                                  1701 PENNSYLVANIA AVE, N.W., WASHINGTON, D.C. 20006-5805
                                                           444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                             8, PLACE VENDOME, 75001 PARIS
                                                    ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                        101 COLLINS STREET, MELBOURNE 3000
                                                            2-1, MARUNOUCHI 1-CHOME, CHIYODA-KU, TOKYO 100
                                                                     NINE QUEEN'S ROAD, CENTRAL, HONG KONG
                                                                 OBERLINDAU 54-56, 60323 FRANKFURT AM MAIN
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                                                     July 22, 1998




Securities and Exchange Commission,
   450 Fifth Street, N.W.,
      Washington, D.C.  20549.

Dear Sirs:

         We have acted as corporate counsel to Niagara Mohawk Holdings, Inc., a New York corporation ("Holdings"), in connection with the Agreement and Plan of Exchange, dated as of May 14, 1998 (the "Exchange Agreement"), between Holdings and Niagara Mohawk Power Corporation, a New York corporation ("Niagara Mohawk") and the corporation whose shares will be acquired in the binding share exchange (the "Exchange") contemplated by the Exchange Agreement. This opinion is delivered to you in connection with Holdings' Application on Form U-1, as amended from time to time ("Application"), filed with the Securities and Exchange Commission ("Commission") under the Public Utility Holding Company Act of 1935, as amended ("1935 Act").

         In connection therewith, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

     1. Holdings has been duly incorporated and is an existing corporation in good standing under the laws of the State of New York.

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Securities and Exchange Commission                                        -2-




     2. Upon the effectiveness of the Exchange in accordance with the terms of the Exchange Agreement, the Holdings Common Stock will have been duly authorized and validly issued and will be fully paid and nonassessable, and the holders thereof will be entitled to the rights and privileges appertaining thereto set forth in the Certificate of Incorporation of Holdings, as such may be amended from time to time.

     3. Upon the effectiveness of the Exchange in accordance with the terms of the Exchange Agreement, all laws of the State of New York applicable to the Exchange will have been complied with.

     4. Upon the effectiveness of the Exchange in accordance with the terms of the Exchange Agreement, Holdings will legally acquire Niagara Mohawk Common Stock.

     5. The effectiveness of the Exchange will not violate the legal rights of the holders of any securities issued by Holdings, Niagara Mohawk or any associate company thereof.

         The foregoing opinions are limited to the laws of the State of New York and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         In rendering the foregoing opinions, we have relied as to certain matters on information obtained from the public officials, officers of Niagara Mohawk and other sources believed by us to be responsible, and we have assumed that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

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Securities and Exchange Commission                                        -3-

                  We hereby consent to the filing of this opinion as Exhibit 8 to the Application.

                                                       Very truly yours,

                                                       /s/ SULLIVAN & CROMWELL

                                                       SULLIVAN & CROMWELL